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                                                                    Exhibit 99.1

                                   MTB BANK
                                90 BROAD STREET
                          NEW YORK, NEW YORK 10004-2290


                                            November 12, 1997

Information Management Technologies Corporation
130 Cedar Street
New York, New York 10006

Attention: Mr. Joseph A. Gitto

               Re: Credit Agreement dated the date hereof between MTB Bank and Information Management Technologies Corporation
                     -------------------------------------------------------


Dear Mr. Gitto:

      Reference is made to the above-referenced Credit Agreement.
Capitalized terms used but not defined herein shall have their respective meanings as set forth in the Credit Agreement.

      Notwithstanding anything to the contrary contained in the Credit Agreement, and without in any way limiting any of the rights, powers, privileges or remedies of the Bank under the Credit Agreement, any other Loan Document or the Letter of Credit Documents, the Borrower acknowledges and agrees that the aggregate amount of Loans and Letters of Credit that the Bank may be obligated to make or issue under the Credit Agreement shall be reduced by the amount of $125,000 until such time as the Borrower shall have complied with this letter agreement in respect of Item 6 listed on Schedule I hereto.

      In order to induce the Bank to enter into the Credit Agreement and the other Loan Documents, the Borrower hereby agrees that no later than January 12, 1998 (or such other date as may be provided on the attached Schedule I hereto), it will take or cause to be taken, and it will deliver or cause to be delivered to the Bank, the actions (the "ACTIONS") and documentation (the "DOCUMENTS"), respectively, listed on Schedule I hereto.

      Each of the Actions and the Documents above shall be in form and substance satisfactory to the Bank and its counsel in their sole discretion.

      This letter agreement shall constitute a Loan Document. Failure by the Borrower to comply with the terms and conditions of this letter agreement shall constitute an Event of Default under the Credit Agreement.


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      Please acknowledge your agreement to the foregoing by signing this letter agreement below and returning it to the undersigned.


                                         Very truly yours,

                                         MTB BANK

                                         By: /s/ Illegible
                                            ---------------------------------


                                         By: /s/ Illegible
                                            ---------------------------------


ACKNOWLEDGED AND AGREED

INFORMATION MANAGEMENT
 TECHNOLOGIES CORPORATION

By: /s/ Joseph A. Gitto
   --------------------------------
   Joseph A. Gitto, President